NUMBER
CX

SHARES
SPECIMEN

LANCASTER COLONY CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 513847 10 3

COMMON STOCK

THIS CERTIFIES THAT:

SPECIMEN - NOT NEGOTIABLE

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF NO PAR VALUE EACH OF

LANCASTER COLONY CORPORATION

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Ohio, and to the Articles of Incorporation and Code of Regulations of the Corporation, as now or hereafter amended.

This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

COUNTERSIGNED:
BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
1717 ARCH ST., STE. 1300, PHILADELPHIA, PA 19103
TRANSFER AGENT

BY:

AUTHORIZED SIGNATURE

LANCASTER COLONY CORPORATION
CORPORATE
SEAL
1961
OHIO

SPECIMEN
NOT NEGOTIABLE

John B. Gerlach Jr.
EXECUTIVE CHAIRMAN

David A. Ciesinski
PRESIDENT